As filed with the Securities and Exchange
                        Commission on December 3, 1999.
                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            OSICOM TECHNOLOGIES, INC.
             (exact name of registrant as specified in its charter)

                           New Jersey 3672 22-2367234
          (State or other (Primary Standard Industrial (I.R.S. Employer jurisdiction of Classification Code Number) Identification No.)
                                  incorporation
                                or organization)

                           2800 28th Street, Suite 100
                         Santa Monica, California 90405
                                 (310) 581-4030
          (Address, including zip code, and telephone number, including area code, of registrant's principal offices)

                                   PAR CHADHA
                             Chief Executive Officer
                            Osicom Technologies, Inc.
                           2800 28th Street, Suite 100
                         Santa Monica, California 90405
                                 (310) 581-4030
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                             W. RAYMOND FELTON, ESQ.
                Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP
                            Metro Corporate Campus I
                              Post Office Box 5600
                          Woodbridge, New Jersey 07095
                                 (732) 549-5600

                  Approximate date of commencement of proposed
                sale to the public: As soon as practicable after
                 this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.

         If any of the securities being registered on this Form are to be offered on a delay or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

2
                         CALCULATION OF REGISTRATION FEE


                                    Proposed          Proposed
Title of each                       Maximum           Maximum
Class of                            Offering          Aggregate         Amount of
Securities to     Amount to be      Price per         Offering          Registration
to be Registered  Registered        Share             Price (2)         Fee
---------------- ------------       ---------         -----------      ------------


Common Stock,
$0.30 par value   2,385,555         (2)              $27,697,342       $7,699.86




(1) In addition, this registration statement also covers any additional shares of common stock which become issuable under the plans described in this registration statement by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration which results in an increase in the number of Osicom's outstanding shares of common stock.

(2) These shares of common stock represent the shares of common stock with respect to which options have been granted under the 1997 Incentive and Non-Qualified Stock Option Plan, the 1997 Director Stock Option Plan, the 1988 Stock Option Plan and certain other shares granted employees, consultants and directors of Osicom. Options to purchase 2,276,066 shares have been granted to certain employees and directors of Osicom at exercise prices from $3.00 to $37.25 per share. The balance of 109,489 shares under the plans are to be offered at prices not presently determinable. Pursuant to Rule 457(h), the offering price for such shares is estimated solely for the purpose of computing the registration fee and is based on the closing price of the common stock on December 2, 1999, $21.75, as reported on The Nasdaq National Market System of the National Association of Securities Dealers, Inc.

           Osicom hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS


                            OSICOM TECHNOLOGIES, INC.

               1997 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN
                         1997 DIRECTOR STOCK OPTION PLAN
                       AMENDMENT TO 1988 STOCK OPTION PLAN

                                    2,385,555
                             SHARES OF COMMON STOCK
                           (PAR VALUE $0.30 PER SHARE)


     The majority of the options for shares of the common stock, $.30 par value per share of Osicom Technologies, Inc. covered by this prospectus have been, and may in the future be, granted by Osicom to employees, officers and directors of Osicom under the 1997 Incentive and Non-Qualified Stock Option Plan, the 1997 Director Stock Option Plan and the Amendment to the 1988 Stock Option Plan. The remainder of the options are non-qualified options held by employees and consultants of Osicom. Options covering 2,276,066 shares have been granted to certain Osicom employees, consultants and directors. Additional options to acquire up to 109,489 shares remain available for grant under the plans. Each employee receiving an option is offered the opportunity to purchase the number of shares specified in such option at a price and on the terms set forth therein. Certain of the shares covered by this prospectus have been issued to officers, directors and employees of Osicom as compensation for services. The sale of these shares by such officers are restricted.

          The net proceeds of the offering covered by this prospectus are not now determinable as the proceeds will depend upon the number of shares offered, the number of shares purchased, prevailing market prices and expenses incurred.

          Optionees should consult with legal counsel concerning the shares and tax law implications of his acquisition or sale of shares under the plans.

          Any officer, director or beneficial owner of more than 10% of Osicom's common stock who holds an option under any of the plans should consider the applicability of Section 16 of the Securities Exchange Act of 1934, as amended, in connection with the exercise of any option and the sale of any of Osicom's common stock acquired thereby.

          The principal executive office of Osicom is located at 2800 28TH Street, Santa Monica, California 90405and the telephone number of such office is
(310) 581- 4030.


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


           The date of this Prospectus is December 3, 1999.

           No person has been authorized to give any information or to make any representation (not contained in this Prospectus), and, if given or made, such information or representation must not be relied upon as having been authorized by Osicom. Neither the delivery of this prospectus nor any sale made through its use shall imply that the information has not changed since the date of this prospectus.

                                TABLE OF CONTENTS


                                                                        PAGE

AVAILABLE INFORMATION....................................................4

INTRODUCTION............................................................ 5

PURPOSE AND ADMINISTRATION OF PLAN...................................... 5

DESCRIPTION OF PLANS.....................................................6

RESTRICTIONS ON RESALE OF COMMON STOCK..................................10

DESCRIPTION OF CAPITAL STOCK............................................11

         General........................................................11
         Common Stock...................................................11
         Transfer Agent.................................................11

LEGAL MATTERS...........................................................11

ADDITIONAL INFORMATION..................................................11

INCORPORATION OF CERTAIN INFORMATION BY
 REFERENCE..............................................................12

                              AVAILABLE INFORMATION

       Osicom is subject to the  informational  requirements  of the  Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 500 West Madison Street, Chicago, Illinois 60601 and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

       Osicom's common stock is quoted on the NASDAQ National Market System, and such reports, proxy statements and other information can also be inspected at the offices of NASDAQ Operations, 1735 K Street, N.W., Washington, D.C.

       This prospectus omits certain information contained in the registration statement on file with the Commission with respect to the shares offered hereby. The information omitted may be obtained from the Commission's office at 450 Fifth Street, N.W., Washington, D.C. upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge.

       Osicom will provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference in the registration statement of which this Prospectus forms a part (excluding exhibits to such documents unless specifically incorporated by reference). Requests for such copies should be directed to Investor Relations Department, Osicom Technologies, Inc., 2800 28th Street, Suite 100, Santa Monica, California 90405,
(310) 581-4030.

       Osicom furnishes its shareholders with annual reports containing audited financial statements.


                                  INTRODUCTION

         Osicom adopted the plans and an amendment to the 1998 plan to increase the number of shares reserved under the 1988 plan, pursuant to a resolution of its Board of Directors effective September 24, 1997 and the approval by its shareholders on December 12,1997. Under the plans, Osicom may offer shares to employees, officers and directors in accordance with the terms of the plans. These offers are, or will be, made at the prices and on the terms and conditions contained in the stock option agreements between Osicom and the recipients of stock option grants.

       Osicom's principal executive offices and telephone number are set forth on the cover page of this prospectus.

       The following is a summary of each of the plans, which is qualified in its entirety by reference to the plans and certain other agreements which have been filed previously with the Securities and Exchange Commission and are incorporated by reference in the registration statement on Form S-8 of which the prospectus is a part.

                              DESCRIPTION OF PLANS

Osicom 1997 Incentive and Non-Qualified Stock Option Plan

         Shares Reserved for Issuance. Pursuant to the terms of the plan, 1,000,000 shares of common stock are reserved for issuance. In the event there is any change in the number of issued shares of the common stock of Osicom without new consideration to Osicom (such as by stock dividends or stock splits), the number of shares reserved for issuance under the plan, the number of shares subject to any outstanding option and the option price per share of each outstanding stock option shall be appropriately adjusted. Similarly, if Osicom is a party to a merger, consolidation, reorganization, sale or similar occurrence, equitable adjustment in the options may be made.

         Administration of Plan; Award of Options. The plan is administered by the Board of Directors. Pursuant to its authority, the Board may grant options to purchase shares of common stock reserved under the plan to all employees of Osicom.

         Amendments. The Board of Directors may amend the plan as it deems advisable. No amendment may, without further approval of the shareholders of Osicom within twelve months before or after the date on which such amendment was adopted, (a) increase the total number of shares which may be made the subject of options granted under the plan, (b) change the manner of determining the option price, (c) change the criteria of determining which employees are eligible to receive options, (d) extend the period during which options may be granted or exercised, or (e) withdraw the administration of the plan from the Board of Directors.

     Vesting. Options granted to employees under the plan are to vest and become exercisable as specified in each grant provided that certain conditions are satisfied. For a description of these conditions, see the subsection below entitled "Termination of Employment."

         Exercise Period. The options granted to employees under the plan may not be exercised more than ten (10) years after the date of grant or five (5) years after the date of grant in the case of an incentive option granted to a 10% shareholder.

         Termination of Employment. Outstanding incentive stock options must be exercised during employment with Osicom or within three months after termination of employment with Osicom (other than by reason of death or permanent disability, in which case they must be exercised within three years after termination). In addition, options are exercisable only to the extent that they are vested as of the date of termination of employment.

         Nontransferability. Each incentive stock option granted under the plan is not transferable by the holder except by will or the laws of descent and distribution of the state wherein the holder is domiciled at the time of his death. If the administrator makes an option transferable, such option shall contain additional terms and conditions as the administrator deems appropriate.

         Sale of Osicom. In the case of (i) a merger or consideration of Osicom with or into another corporation or entity; or (ii) the sale or distribution of all or substantially all of the assets of Osicom, or (iii) an offer to purchase at least a majority of Osicom's outstanding common stock or a tender offer for the common stock which offer is accepted; all outstanding options may be assumed or equivalent options may be substituted by the successor corporation or a parent or subsidiary thereof. In the event an option is assumed or substituted for, the option or substituted option shall continue to be exercisable as it would have been in the absence of the transaction for so long as the optionee serves as a employee of the successor corporation. If, following such an assumption or substitution, the optionee's status as a employee is terminated other than as a result of his or her voluntary resignation, his or her options shall become fully exercisable and shall be exercisable for such period during which options may generally be exercised under the plan by an individual who is no longer an employee.

         Federal Income Tax Treatment of Options. The options to be granted under the 1997 Plan may be deemed to be qualified or non-qualified within the meaning of the Code, in the discretion of the board of directors. Generally, an optionee will recognize ordinary income upon the exercise of a non-qualified stock option (or, if the stock subject to the option is restricted within the meaning of Code Section 83 and the optionee does not otherwise elect to recognize income upon the exercise of the stock option, at such time as the shares become transferable or are no longer subject to a substantial risk of forfeiture) in an amount equal to the excess (if any) of the fair market value of the shares purchased at the time of exercise over the exercise price. Osicom will be entitled to an income tax deduction in the same amount and at the same time as the optionee recognizes such income. Upon the sale of shares which were purchased upon the exercise of an option, the optionee will recognize capital gain or loss measured by the difference between the amount realized on the sale and the fair market value of the shares at the time income was previously recognized in connection with the exercise (or possibly the grant) of the stock option. Such capital gain or loss will be short-term or long-term, depending upon the length of time the shares were held by the optionee.



Osicom 1997 Director Stock Option Plan

         Shares Reserved for Issuance. Pursuant to the terms of the plan, 133,337 shares of common stock are reserved for issuance thereunder. In the event there is any change in the number of issued shares of the common stock without new consideration to the company (such as by stock dividends or stock splits), the number of shares reserved for issuance under the plan, the number of shares subject to any outstanding option and the option price per share of each outstanding stock option shall be appropriately adjusted. Similarly, if the company shall be party to a merger, consolidation, reorganization, sale or similar occurrence, equitable adjustment in the options may be made.

         Administration of Plan; Award of Options. Options may only be granted to outside (non-employee) directors under the plan. The plan provides that no person shall have any discretion to select which outside directors shall be granted options or to determine the number of shares to be covered by options granted to outside directors. Each outside director shall be automatically granted an option to purchase eleven thousand six hundred sixty-six (11,667) shares on the date on which the person first becomes an outside director, provided, however, that a director who is an employee and who then ceases to be an employee but who remains a director, shall not receive such an option. Each outside director shall also automatically be granted an option to purchase eight thousand three hundred thirty three (8,333) shares on the date following the date of Osicom's annual stockholder's meeting each year, provided he or she is then an outside director.

         Amendments. The Board of Directors may amend the plan as it deems advisable. However, no amendment shall be made which would impair the rights of an optionee under any grant theretofore made, without his or her consent.

         Vesting. The options granted shall be immediately exercisable as to 1/12th of the shares subject thereto and shall become exercisable as to an additional 1/12th of the shares subject thereto each month thereafter, provided that the optionee continues to serve as an outside director on such date.

         Term of Plan. The plan shall continue in effect for a term of ten (10) years.

         Exercise Period. An option granted to an outside director under the plan may not be exercised more than ten (10) years after the date on which the option is granted.

         Exercise Price. The exercise price per share shall be the fair market value of the shares on the date of grant of the option.

         Termination of Status as a Director. Outstanding options must be exercised while the optionee is a director of the company or within three years after the termination of optionee's status as a director. In addition, options are exercisable only to the extent that they are vested as of the date on which optionee's status as a director terminates and are in no event exercisable after the expiration of the ten (10) year term of the option.

         Nontransferability.   Each  option   granted  under  the  plan  is  not
transferable by the holder except by will or the laws of descent and distribution and may be exercised, during the lifetime of the optionee, only by the optionee. If the administrator makes an option transferable, such option shall contain additional terms and conditions as the administrator deems appropriate.

         Merger or Asset Sale of the Company. In the case of (i) a merger of the company with or into another corporation; or (ii) the sale of substantially all of the assets of the company; all outstanding options may be assumed or equivalent options may be substituted by the successor corporation or a parent or subsidiary thereof. In the event an option is assumed or substituted for, the option or substituted option shall continue to be exercisable as it would have been in the absence of the transaction for so long as the optionee serves as a director of the successor corporation. If, following such an assumption or substitution, the optionee's status as a director is terminated other than as a result of his or her voluntary resignation, his or her options shall become fully exercisable and shall be exercisable for such period during which options may generally be exercised under the plan by an individual who is no longer a director.

         Federal Income Tax Treatment of Options. The options to be granted under the plan are non-qualified within the meaning of the Internal Revenue Code. Generally, an optionee will recognize ordinary income upon the exercise of a non-qualified stock option (or, if the stock subject to the option is restricted within the meaning of Code Section 83 and the optionee does not otherwise elect to recognize income upon the exercise of the stock option, at such time as the shares become transferable or are no longer subject to a substantial risk of forfeiture) in an amount equal to the excess (if any) of the fair market value of the shares purchased at the time of exercise over the exercise price. The company will be entitled to an income tax deduction in the same amount and at the same time as the optionee recognizes such income. Upon the sale of shares which were purchased upon the exercise of an option, the optionee will recognize capital gain or loss measured by the difference between the amount realized on the sale and the fair market value of the shares at the time income was previously recognized in connection with the exercise of the stock option. Such capital gain or loss will be short-term or long-term, depending upon the length of time the shares were held by the optionee.

1988 Stock Option Plan

         Registration statements relating to the 1988 Stock Option Plan were filed with the Securities and Exchange Commission on November 29, 1993 and January 21, 1993 with respect to certain of the shares under this Plan. On December 12, 1997, the shareholders approved an additional 666,667 shares to increase in the shares reserved under the plan to 1,466,667. The amendment to the plan permitted the Company to meet the outstanding commitments made to various employees with respect to the granting of incentive options under the plan. The shares underlying the remaining 563,629 outstanding options under this Plan are covered this Prospectus.

         Award of Options. Options may be granted under the Plan to all employees (including employees who are officers and/or directors) of the Company. There is no specific limitation on the number of Shares with respect to which options may be granted to any individual under the Plan. However, the Plan provides that the aggregate fair market value, determined at the time an option is granted, of the common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under all such plans the Company has or may hereafter adopt) shall not exceed $100.000.00. Non-qualified stock options covering 563,629 Shares have been granted to certain employees of the Company.

         Period of Plan; Amendments. No options was granted under the Plan after February 26, 1998. The Board of Directors may amend the Plan as it deems advisable. No amendment may, without further approval of the shareholders of the Company within twelve months before or after the date on which such amendment was adopted, (a) increase the total number of shares which may be made the subject of options granted under the Plan, either in the aggregate or to any individual employee, (b) change the manner of determining the option price, (c) change the criteria of determining which employees are eligible to receive options, (d) extend the period during which options may be granted or exercised,
(e) withdraw the administration of the Plan from the Board of Directors, or (f) take any action which requires shareholder approval under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or the Treasury regulations (the "Regulations") promulgated thereunder.

         Exercise Period. Options granted under the Plan are exercisable, when vested, in such installments and for such periods as specified by the Board of Directors at the time of grant, but may, in no circumstance, be exercisable more than ten years after the date of grant in the case of non-qualified stock options. However, incentive stock options granted to an employee who, prior to the date of grant, holds more than 10% of the total combined voting power of all classes of stock of the Company (or, if applicable, of any parent or subsidiary corporations ("10% Shareholder")) may not be exercisable more than five years from the date of grant. As of November 16, 1993, 149, 200 options granted under the Plan had been exercised.

         Vesting. Options granted to employees under the plan are to vest and become exercisable as specified in each grant provided certain conditions are specified. For a description of these conditions, see the subsection below entitled "Termination of Employment."

         Termination of Employment. Outstanding options may be exercised during employment with the Company or within three months after termination of employment with the Company (other than by reason of death). If termination is by reason of the death of an optionee, any option exercisable immediately prior to the optionee's death may be exercised by the legal representative or beneficiary of the optionee's estate within twelve months after the death of the optionee (but not after the basic term of the option) with respect to the number of Shares eligible for purchase on the date of death.

         Option Price. The Plan provides that the option price with respect to each option will be determined by the Plan's administrators, but, in the case of incentive stock options, shall not be less than 100% (110%, in the case of incentive stock options granted to 10% Shareholders) of the fair market value of the Common Stock on the date the option is granted. Payment of the option price shall be made in cash or certified check.

         Nontransferability.   Each  option   granted  under  the  plan  is  not
transferable by the holder except by will or the laws of descent and distribution of the State wherein the holder is domiciled at the time of his death.

Federal Income Tax Treatment of Incentive and Non-Qualified Stock Options

         Currently, an employee will not be deemed to have realized income upon the grant of a non-qualified stock option unless the option has a readily ascertainable fair market value at the time it is granted. Generally, an employee will recognize ordinary income upon the exercise of a non-qualified stock option (or, if the stock subject to the option is restricted within the meaning of Code Section 83 and the employee does not otherwise elect to recognize income upon the exercise of the stock option, at such time as the Shares become transferable or are no longer subject to a substantial risk of forfeiture) in an amount equal to the excess (if any) of the fair market value of the Shares purchased, at the time of exercise, over the exercise price. The company will be entitled to deduct an amount equal to the amount included as income by the employee for the Company's taxable year which includes the close of the employee's taxable year in which the income is included by the employee.

         An employee will also not be deemed to have received income upon the grant of an incentive stock option or, except as noted below, upon the exercise of such option. Unless shares acquired upon exercise are disposed of within two years of the date of grant or within one year of exercise, upon the sale of such shares, the optionee will generally recognize capital gain or loss measured by the difference between the amount realized on the sale and the price paid for the shares. If a sale is made prior to either of such dates, an optionee's gain on the sale of the shares will be treated as ordinary income to the extent of the lesser of the excess of the fair market value of the shares at the time of exercise over the option price and the excess of the amount realized on the sale of stock over the option price. The Company will be allowed a deduction at the time of sale in the amount of the ordinary income recognized by the optionee. The balance of any gain realized will be treated as long-term or short-term capital gain, depending upon the length of time the shares were held by the optionee.

         Generally, the excess of the fair market value of an incentive stock option at the time of exercise (or, if the stock subject to the option is restricted within the meaning of Code Section 83, at such time as the shares become transferable or are not longer subject to a substantial risk of forfeiture), over the option price constitutes an item of tax preference for purposes of the alternative minimum tax. Thus, under certain circumstances, the exercise of an incentive stock option will result in a tax at the time of exercise.

         There can be no assurance that the Code or the Regulations promulgated thereunder will not be amended to change these tax consequences.

         Reference should be made to the applicable provisions of the code and to the Regulations promulgated thereunder for more detailed information as to the tax treatment of options granted pursuant to the Plan. Optionees should consult their tax advisors with specific reference to their own tax situations and with regard to potential changes in the applicable laws.

                     RESTRICTIONS ON RESALE OF COMMON STOCK

       While the plans do not place restrictions on resales of shares acquired thereunder, shares acquired under the plans by an "affiliate" as the term is defined in Rule 405 under the Securities Act of 1933, as amended (the "Act"), may only be resold pursuant to the registration requirements of the Act, Rule 144, or another applicable exemption therefrom. Generally, sales of securities, including shares, are subject to the antifraud provisions contained in federal and state securities laws. Acquisitions (including acquisitions under the Plan) and dispositions of shares by an officer, director or certain affiliates of Osicom within any six-month period may give rise to the right of Osicom to recapture any profit from such transactions pursuant to Section 16(b) of the Securities Exchange Act of 1934.

       It is advisable for a participant to consult with legal counsel concerning the securities law implications of his exercise of options and his acquisition or disposition of shares under the plans.

                          DESCRIPTION OF CAPITAL STOCK

General

       Osicom is authorized to issue 16,666,667 shares of common stock, par value $0.30 per share and 2,000,000 shares of preferred stock, $0.01 par value per share. As of the date of this prospectus, there are 11,107,666 shares of common stock outstanding.

Common Stock.

       Each share of common stock has one vote on all matters presented to the shareholders. Since the common stock does not have cumulative voting rights the holders of more than 50% of the shares may, if they choose to do so, elect all of the directors, and, in that event, the holders of the remaining shares will not be able to elect any of Osicom's directors. The holders of common stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of Osicom, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision for claims against Osicom. Holders of shares of common stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock. All of the outstanding shares of common stock are, and the shares of common stock offered hereby, when issued against payment of the consideration set forth in this prospectus, will be, fully paid and nonaccessable.

Transfer Agent.

       The registrar and transfer agent for Osicom's common stock is American Stock Transfer Company, 40 Wall Street, New York, New York 10005.


                                  LEGAL MATTERS

       The legality of the shares offered by this prospectus has been passed upon by Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP, Woodbridge, New Jersey.

                             ADDITIONAL INFORMATION

       This prospectus constitutes a part of a Registration Statement filed by Osicom with the Securities and Exchange Commission, Washington, D., under the Securities Act of 1933. This Prospectus omits certain of the information contained in the Registration statement and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to Osicom and the securities to which this Prospectus relates. Statements herein contained concerning the provisions of any document it are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

 The following documents filed by Osicom with the Commission pursuant to the Exchange Act (File No. 0-15810) are hereby incorporated by reference in this prospectus, except as otherwise superseded or modified herein:

     The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1999. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1999. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 1999.

     All documents subsequently filed by Osicom pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering shall be deemed to be incorporated by reference into this Prospectus.

          Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed documents which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         Osicom will furnish without charge to each person including any beneficial owner, to whom this prospectus is delivered, upon his written or oral request, a copy of any or all of the documents referred to above which have been incorporated into this prospectus by reference (other than exhibits to such documents). Requests for such copies should be directed to:

                            OSICOM TECHNOLOGIES, INC.
                           2800 28th Street, Suite 100
                         Santa Monica, California 90405
                 Attention: Par Chadha, Chief Executive Officer
                                 (310) 581-4030

 No dealer, salesperson or other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by Osicom. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that here has not been any change in the affairs of Osicom since the date hereof.





                                TABLE OF CONTENTS





                                                       OSICOM TECHNOLOGIES, INC.
                                                   Page
Available Information................................4
Introduction.........................................5
Description of Plans.................................6        PROSPECTUS
Restrictions on Resale of Common Stock...............10   2,385,555 Shares of
Description of Capital Stock ........................11       Common Stock
Legal Matters........................................11
Additional Information...............................11
Incorporation of Certain
 Information By Reference............................12

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

         Item 14.  Other Expenses of Issuance and Distribution.

         The registrant estimates expenses in connection with the offering described in this Registration Statement will be as follows:

Item             Amount

Securities and Exchange Commission Registration Fee       $7,699.86
Printing and Engraving Expenses                              100.00
Accountants' Fees and Expenses                             2,500.00
Legal Fees and Expenses                                    2,000.00
Miscellaneous                                                100.14
                                                          ----------
              Total                                      $12,400.00



Item 15.  Indemnification of Directors and Officers.

         The description set forth under the caption "Indemnification of Directors and Officers" in the Company's Registration Statement on Form S-4, filed September 6, 1996, No. 33-10667, is incorporated herein by reference.

         Item 16.          Exhibits.

    Exhibit Number         Description of Document

         2.       Stock Purchase Agreement dated as of June 1, 1996 between
                  Osicom and BWA (A)
         3.1      Restated Certificate of Incorporation dated June 14, 1988 (B)
         3.2      Amended and Restated By-Laws of Registrant (C)
         3.3      Series A Preferred Stock Certificate of Designation (D)
         3.4      Series B Preferred Stock Certificate of Designation (A)
         3.5      Series C Preferred Stock Certificate of Designation (A)
         3.6      Series D Preferred Stock Certificate of Designation (E)
         3.7      Series E Preferred Stock Certificate of Designation - (F)
         3.8      Series B Preferred Stock Certificate of Designation - (F)
         3.9      Certificate of Amendment to the Certificate of Incorporation
                  dated January 16, 1998 - (O)
         3.10     Certificate of Amendment to the By-Laws dated January 30, 1998
                  - (O)
         4.1      Stock Option Agreement by and between the Registrant and
                  United Jersey Bank dated as of February 28, 1991 (D)
         4.2      Incentive Stock Option Plan, as amended (G)
         4.3      1988 Stock Option Plan (G)
         4.4      1997 Incentive and Non-Qualified Stock Option Plan (H)
         4.5      1997 Directors Stock Option Plan (H)
         10.1     Line of Credit Agreement with Coast Business Credit dated May
                  28, 1995 and Modification dated January 31, 1996 (I)
         10.2     Acquisition Agreement of Dynair Electronics, Inc. dated May
                  31, 1995 (J)
         10.3     Acquisition Agreement of Rockwell Network Systems, Inc. dated
                  January 31, 1996 (K)
         10.4     Acquisition Agreement of Digital Products, Inc. dated as of
                  July 1, 1996 (L)
         10.5     Acquisition Agreement of Cray Communications, Inc. dated as of
                  July 1, 1996 (M)
         10.7     Share Purchase Agreement of Asia Broadcasting and
                  Communications Network, Ltd. dated as of March 20, 1996 (N)
         10.8     Cooperation and Supply Agreement with Asia Broadcasting and
                  Communications Network, Ltd. dated as of March 21, 1997 (N)
         21       Subsidiaries of the Registrant - (O)
         23.1     Consent of BDO Seidman LLP
         23.2     Consent of Arthur Andersen & Co., L.L.P.
         23.3     Consent of Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP
                  (included in opinion filed as Exhibit 5)
         ----------------

         The foregoing are incorporated by reference from the Registrant's filings as indicated:

A                 Form S-4 dated September 6, 1996
B                 Form 10-QSB for the quarter ended July 31, 1996
C                 Form 10-K for the year ended January 31, 1988
D                 Form 10-K for the year ended January 31, 1993
E                 Form S-3 dated February 25, 1997
F                 Form 10-KSB for the year ended January 31, 1997
G                 Proxy Statement dated May 13, 1988
H                 Proxy Statement dated November 21, 1997
I                 Form 10-KSB for year ended January 31, 1996
J                 Form 8-K dated June 8, 1995
K                 Form 8-K dated February 2, 1996
L                 Form 8-K dated September 12, 1996
M                 Form 8-K dated September 23, 1996
N                 Form 8-K dated April 10, 1997
O                 Form 10-KSB for the year ended January 31, 1998
--------------------

NOTE: Certain previously filed exhibits are no longer being incorporated by reference (and therefore not numerically listed) as the underlying documents have either expired or are no longer material or relevant.


         Item 17.        Undertakings.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as express in the Act and will be governed by the final adjudication of such issue. The undersigned registrant hereby undertakes:

     (1) To file,  during any period in which  offers or sales are being made of
the  securities   registered   hereby,  a   post-effective   amendment  to  this
Registration Statement:



     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided however that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (4) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on the 3rd day of December, 1999.

                                                       OSICOM TECHNOLOGIES, INC.

                                                     By:/s/ Par Chadha
                                                        ------------------------
                                                        Par Chadha,
                                                        Chief Executive Officer

POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Par Chadha his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be one in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature                           Title                           Date

/s/ Par Chadha                 Chief Executive                 December 3, 1999
---------------------          Officer, Director
PAR CHADHA

/s/ Humbert Powell             Director                        December 3, 1999
---------------------------
HUMBERT POWELL

/s/ Xin Cheng, Ph.D.           Director                        December 3, 1999
--------------------------
XIN CHENG, Ph.D


/s/ Leonard Hecht
--------------------------      Director                       December 3, 1999
LEONARD HECHT


/s/ Renn Zaphiropoulos          Director                       December 3, 1999
--------------------------
RENN ZAPHIROPOULOS

                                  Exhibit 23.1

                                BDO Seidman, LLP
                      1900 Avenue of the Stars, 11th Floor
                              Los Angeles, CA 90067


               Consent of Independent Certified Public Accountants



         Osicom Technologies, Inc.
         Santa Monica, California


         We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated March 11, 1999, except for Notes H and Q which are as of April 30, 1999, accompanying the financial statements of Osicom Technologies, Inc. (the "Company") as of January 31, 1999 and 1998, and for each of the years then ended, as included in the Company's Annual Report on Form 10-K for the year ended January 31, 1999.




         BDO SEIDMAN, LLP




         Los Angeles, California
         December 3, 1999

                                  Exhibit 23.2


                              ARTHUR ANDERSEN & CO.
                          Certified Public Accountants
                              25/F., Wing On Centre
                           111 Connaught Road Central
                                    Hong Kong


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



           We consent to the incorporation by reference of our report dated February 27, 1999, relating to the financial statements of Uni Precision Industrial Limited, appearing in Form 10-K for the year ended January 31, 1999 and 1998, of the financial statements of Osicom Technologies, Inc. in the Registration Statement on Form S-8 for Osicom Technologies, Inc.



                                                  ARTHUR ANDERSEN & CO.
                                                  Independent Public Accountants




December 2, 1999

                                    Exhibit 5

                Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP
                           Metro Corporate Campus One
                                  P.O. Box 5600
                            Woodbridge, NJ 07095-0988

                                December 3, 1999

Osicom Technologies, Inc.
2800 28th Street, Suite 100
Santa Monica, California 90405

           Re:  Osicom Technologies, Inc.

           Gentlemen:

            We have acted as counsel to Osicom Technologies, Inc., a New Jersey Corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-8 (Registration No. 333- ), covering the registration of 2,385,555 shares of common stock, par value $.30 per share ("Common Stock"). We have been asked to issue an opinion as to whether the Common Stock being registered will, when sold, be legally issued, fully paid, non-assessable, and binding obligations of the Company.

           As counsel to the Company, we have examined the Certificate of Incorporation and By-Laws, as amended to date, and other corporate records of the Company and have made such other investigations as we have deemed necessary in connection with the opinion hereinafter set forth. We have relied, to the extent we deem such reliance proper, upon certain factual representations of officers and directors of the Company given in certificates, in answer to our written inquiries and otherwise, and, although we have not independently verified all of the facts contained therein, nothing has come to our attention that would cause us to believe that any of the statements contained therein are untrue or misleading.

           In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us. We have assumed that the corporate records of the Company furnished to us constitute all of the existing corporate records of the Company and include all corporate proceedings taken by it.

           Based solely upon and subject to the foregoing, we are of the opinion that the shares of Common Stock are duly authorized, issued and full paid and non-assessable, and the issuance of such shares by the Company is not subject to any preemptive or similar rights.

           We hereby consent to the filing of this opinion as an Exhibit to the aforesaid Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

                               Very truly yours,

                Greenbaum, Rowe, Smith,Ravin, Davis & Himmel LLP